UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2005

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10750 Columbia Pike, Silver Spring, Maryland		20901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Item 2.02.	Results of Operations and Financial Condition.

On February 15, 2005, Choice Hotels International, Inc. issued a press release announcing earnings for the quarter and year ended December 31, 2004. A copy of the release is furnished herewith as Exhibit 99.1.

Item 3.03.	Material Modification to Rights of Security Holders.

(a) On February 14, 2005, the registrant announced that it had entered into an amendment to its Rights Agreement (the “Agreement”) that accelerated the Final Expiration Date (as such term is determined in the Agreement) to February 14, 2005. As a result of this amendment, the Agreement terminates on February 14, 2005. The press release containing the announcement is attached hereto as Exhibit 99.2, and the amendment is attached hereto as Exhibit 4.1.

Item 9.01.	Financial Statements and Exhibits.

(c)

Exhibit 4.1—Amendment to Rights Agreement

Exhibit 99.1—Press Release issued by Choice Hotels International, Inc. dated February 15, 2005.

Exhibit 99.2—Press Release issued by Choice Hotels International, Inc. dated February 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2005	/s/ Joseph M. Squeri
(Joseph M. Squeri)
Executive Vice President & Chief Financial Officer